Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Mark Feuerbach	Ryan Flaim
Innophos	Sharon Merrill Associates
609-366-1204	617-542-5300
investor.relations@innophos.com	iphs@investorrelations.com

Innophos Stockholders Approve Acquisition by One Rock Capital Partners

CRANBURY, New Jersey – (January 15, 2020) – Innophos Holdings, Inc. (“Innophos” or the “Company”) (NASDAQ:IPHS), a leading international producer of essential ingredients, announced that at a special meeting of stockholders held today, the Company’s stockholders voted to approve and adopt the previously announced acquisition of the Company by an affiliate of One Rock Capital Partners, LLC (“One Rock”), a leading middle-market private equity firm.

Innophos stockholders overwhelmingly approved the transaction, with more than 99 percent of the votes cast at the special meeting voting in favor of the merger agreement, representing approximately 83 percent of issued and outstanding shares of Innophos common stock as of November 25, 2019, the record date for the special meeting.

The Company’s stockholders also approved, on a non-binding advisory basis, the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger contemplated by the merger agreement.

The closing of the transaction is anticipated to occur in February 2020. At the closing, Innophos will become a privately held company and shares of Innophos’ common stock will no longer be listed on any public market.

About Innophos

Innophos is a leading international producer of essential ingredients. We partner with world-leading health & nutrition, food & beverage and industrial brands to create science-based solutions that improve quality of life. Our knowledgeable teams apply science to unlock the potential that lies within the blends and formulations that we deliver. Forward-thinking and people-centric at heart, we execute with purpose and efficiency to create value in everything we do. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations across the United States, in Canada, Mexico and China. For more information, please visit www.innophos.com.

SOURCE Innophos Holdings, Inc.

About One Rock Capital Partners, LLC

One Rock makes controlling investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced Operating Partners to identify, acquire and enhance businesses in select industries. The involvement of these Operating Partners affords One Rock the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. One Rock works collaboratively with company management and its Operating Partners to develop a comprehensive business plan focused on growing the enterprise and its profitability to enhance long-term value. For more information, visit www.onerockcapital.com.

Forward-Looking Statements

This news release includes statements that are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding the closing of the proposed acquisition of Innophos and any other statements regarding Innophos’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time by transaction-related issues. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in the Company’s most recently filed periodic reports and in other filings made by the Company with the Securities and Exchange Commission (the “SEC”) from time to time. Innophos cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements. Forward-looking statements speak only as of the date of the particular statement, and Innophos does not undertake to update any forward-looking statements contained herein.

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